Exhibit 99.1 – News Release

Ritchie Bros. reports first quarter 2020 results

VANCOUVER, May 7, 2020– Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, the “Company”, “Ritchie Bros.”, “we”, “us”, or “our”) reported the following results for the three months ended March 31, 2020:

(All figures are presented in U.S. dollars)

Net income attributable to stockholders increased 26% to $22.8 million compared to $18.2 million in Q1 2019. Diluted earnings per share (“EPS”) attributable to stockholders increased 24% to $0.21 per share in Q1 2020 compared to $0.17 per share in Q1 2019.

"During these unprecedented times, our customers turned to Ritchie Bros. for liquidity and we were able to continue operating our business while keeping the health and safety of our employees and our customers at the forefront”, said Ann Fandozzi, Chief Executive Officer of Ritchie Bros.

“Continuing our operations is a testament to our employees, our flexible operational model, our technology and the financial strength of our balance sheet. As social distancing measures took hold, we successfully transitioned our business entirely to online formats quickly and effectively. Overall, we delivered strong first quarter financial performance while providing solid price performance for our customers.”

“We are positioned well to manage through this crisis. Our purpose has never been more essential, and we look forward with a great sense of pride, passion and the knowledge that we have traversed many challenging environments in our 60-year history and will continue to be here for our customers.”

Consolidated results:

•	Total revenue in Q1 2020 decreased 10% to $273.3 million as compared to Q1 2019
o	Service revenue in Q1 2020 increased 6% to $183.1 million as compared to Q1 2019
o	Inventory sales revenue in Q1 2020 decreased 31% to $90.1 million as compared to Q1 2019
•	Total selling, general and administrative expenses (“SG&A”) in Q1 2020 increased 3% to $98.4 million as compared to Q1 2019
•	Operating income in Q1 2020 increased 1% to $34.1 million as compared to Q1 2019
•	Cash provided by operating activities was $4.1 million for the first three months of 2020
•	Cash on hand at Q1 2020 was $355.9 million, of which $290.1 million was unrestricted

Auctions & Marketplaces segment results:

•	GTV[1] in Q1 2020 decreased 2% to $1.1 billion compared to Q1 2019
•	A&M total revenue in Q1 2020 decreased 11% to $244.9 million as compared to Q1 2019
o	Service revenue in Q1 2020 increased 8% to $154.7 million as compared to Q1 2019
o	Inventory sales revenue in Q1 2020 decreased 31% to $90.1 million as compared to Q1 2019

Other Services segment results:

•	Other Services total revenue in Q1 2020 decreased 2% to $28.4 million as compared to Q1 2019
•	RBFS revenue in Q1 2020 increased 16% to $7.3 million as compared to Q1 2019

Other Company development:

•	On March 19, 2020, the Company announced the appointment of Baron Concors as Chief Information Officer, effective March 23, 2020.

1 Gross Transaction Value (“GTV”) represents total proceeds from all items sold at the Company’s live on site auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

The Company presents both GAAP and non-GAAP measures to provide investors with additional information. Providing these non-GAAP measures along with GAAP measures allows for increased comparability of our ongoing performance from period to period. Non-GAAP financial measures referred to in this news release are labeled as “non-GAAP measure” or designated as such with an asterisk (*). Please see page 9-10 for explanations of why the Company uses these non-GAAP measures and the reconciliation to the most comparable GAAP financial measures.

1

Financial Overview

(Unaudited)

(in U.S. $000's, except EPS and percentages)	Three months ended March 31,
			% Change
	2020	2019	2020 over 2019
Service revenue:
Commissions	$93,484	$92,280	1%
Fees	89,639	80,092	12%
Total service revenue	183,123	172,372	6%
Inventory sales revenue	90,132	131,057	(31)%
Total revenue	273,255	303,429	(10)%
Service revenue as a % of total revenue	67.0%	56.8%	1020 bps
Inventory sales revenue as a % of total revenue	33.0%	43.2%	(1020) bps
Costs of services	39,355	36,069	9%
Cost of inventory sold	81,585	120,475	(32)%
Selling, general and administrative expenses	98,385	95,184	3%
Operating expenses	239,173	269,841	(11)%
Cost of inventory sold as a % of operating expenses	34.1%	44.6%	(1050) bps
Operating income	34,082	33,588	1%
Operating income margin	12.5%	11.1%	140 bps
Net income attributable to stockholders	22,809	18,164	26%
Diluted earnings per share attributable to stockholders	$0.21	$0.17	24%
Effective tax rate	19.8%	26.8%	(700) bps
Total GTV	1,147,025	1,174,681	(2)%
Service revenue as a % of total GTV- Rate	16.0%	14.7%	130 bps
Inventory sales revenue as a % of total GTV- Mix	7.9%	11.2%	(330) bps

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Segment Overview

(in U.S $000's)	Three months ended March 31, 2020
	A&M	Other	Consolidated
Service revenue	$154,743	28,380	$183,123
Inventory sales revenue	90,132	-	90,132
Total revenue	244,875	28,380	273,255
Ancillary and logistical service expenses	-	12,758	12,758
Other costs of services	25,095	1,502	26,597
Cost of inventory sold	81,585	-	81,585
SG&A expenses	91,585	6,800	98,385
Segment profit	$46,610	7,320	$53,930
Total GTV	1,147,025	N/A	N/A
A&M service revenue as a % of total GTV- Rate	13.5%	N/A	N/A

(in U.S $000's)	Three months ended March 31, 2019
	A&M	Other	Consolidated
Service revenue	$143,437	$28,935	$172,372
Inventory sales revenue	131,057	-	131,057
Total revenue	274,494	28,935	303,429
Ancillary and logistical service expenses	-	13,759	13,759
Other costs of services	20,817	1,493	22,310
Cost of inventory sold	120,475	-	120,475
SG&A expenses	89,182	6,002	95,184
Segment profit	$44,020	$7,681	$51,701
Total GTV	1,174,681	N/A	N/A
A&M service revenue as a % of total GTV- Rate	12.2%	N/A	N/A

Q1 2020 Consolidated Performance Overview

GTV decreased 2% to $1.1 billion in Q1 2020 compared to Q1 2019.

Due to the spread of the COVID-19 virus and the social distancing restrictions put in place by local jurisdictions in the quarter to control the pandemic, we transitioned all our remaining traditional live on site auctions to online formats utilizing our existing online bidding technology and simultaneously ceased all public attendance at our live auction theaters. Our core online auction channels (IronPlanet.com, GovPlanet.com, Marketplace-E) continued to operate as usual.

To facilitate the live auction process transition to a virtual platform and under strict safety guidelines, we enabled equipment drop off at our physical yards prior to the online event, with buyers able to conduct inspections pre-auction and collect equipment post auction. In addition, where auctioneers were not able to attend physical site, we used Time Auctioned Lots (TAL) solutions for selected International and on-the-farm agriculture events.

We experienced good momentum throughout 2019, which continued into the first two months of 2020, however, due to local emergency measures and Shelter-In-Place orders, we had to postpone four live auctions in the first quarter which adversely impacted our GTV volume. Those four sites generated $63.0 million of GTV in the prior year. The postponements included the (1) Narita, Japan (2) Caorso, Italy (3) Montreal, Canada and (4) Los Angeles, US auctions. These postponed auctions have all been rescheduled to take place in the second quarter.

In addition to the auction postponements, we also experienced softness in the International region due to the continuing economic uncertainty in certain markets within Europe and Asia, which was further exacerbated by COVID-19. International also had lower volume of inventory contracts in Europe and Asia as we cycled large inventory packages from last year. Partially offsetting these declines, our US region experienced strong year over year performance in US live auctions, particularly in Las Vegas and Texas, overcoming a lower GTV at our Orlando auction compared to last year.

Total revenue decreased 10% to $273.3 million due to a 31% decrease in inventory sales revenue, partially offset by a 6% increase in service revenue.

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Service revenue increased 6% with commissions revenue increasing 1% and fee revenue increasing 12%. The increase in commissions revenue was in line with higher Service GTV. The increase in fee revenue was driven primarily by the full harmonization of buyer fees, higher volume and fee rates at our Leake auction and GovPlanet platform, higher proportion of small value lots and continued growth in RBFS fee revenue. This increase was partially offset by lower RB Logistics revenue earned due to lower activity in the International region during the quarter.

Inventory sales revenue decreased 31% primarily related to selling through certain non-repeating large inventory deals from Europe and Asia in Q1 2019, and a decrease in volume of inventory contracts at our Orlando auction compared to the prior year. We also had lower inventory contracts in our Australia region in Q1 2020 compared to prior quarter.

Costs of services increased 9% to $39.4 million. The increase was primarily due to additional facilities costs incurred to support our Q1 2020 Leake auction and expenses incurred to support our GovPlanet surplus contracts. Due to the COVID-19 pandemic and our restriction on onsite attendance at our live auction facilities, we incurred more marketing costs to promote the changes to our customers.

Cost of inventory decreased 32% to $81.6 million, primarily in line with lower activity in inventory sales revenue.

Selling, general and administrative (“SG&A”) expenses increased 3% to $98.4 million primarily due to additional investments to support our growth initiatives, and partially offset by lower share-based payments. SG&A expense also increased due to higher travel, advertising and promotion costs.

Foreign exchange had an unfavourable impact on total revenue and a favourable impact on expenses. These impacts were primarily due to the fluctuations in the Euro, Canadian dollar, and Australian dollar exchange rates relative to the U.S. dollar.

Net income attributable to stockholders increased 26% to $22.8 million from $18.2 million in Q1 2019, in line with higher operating income and also due to $1.7 million of contingent consideration received related to the disposition of an equity investment. Net income attributable to stockholders also increased due to lower net interest expenses and lower effective tax rate during Q1 2020.

Primarily for the same reasons noted above, diluted EPS attributable to stockholders increased 24% to $0.21 per share for Q1 2020 from $0.17 per share in Q1 2019.

Dividend Information

Quarterly dividend

The Company declared on May 6, 2020, a quarterly cash dividend of $0.20 per common share payable on June 17, 2020 to shareholders of record on May 27, 2020.

Q1 2020 Earnings Conference Call

Ritchie Bros. is hosting a conference call to discuss its financial results for the quarter ended March 31, 2020, at 8am Pacific time / 11 am Eastern time / 4pm GMT on May 8, 2020. The replay of the webcast will be available through June 8, 2020.

Conference call and webcast details are available at the following link:

https://investor.ritchiebros.com

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About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a number of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offers live auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Mascus, a leading European online equipment listing service; and Ritchie Bros. Private Treaty, offering privately negotiated sales. The company’s suite of multichannel sales solutions also includes RB Asset Solutions, a complete end-to-end asset management and disposition system. Ritchie Bros. also offers sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy Auctioneers, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, including future auctions and estimated GTV thereof, growth prospects and payment of dividends. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond the Company’s control, including the duration and impact of the COVID-19 pandemic on the Company’s operations, the operations of customers and general economic conditions, the numerous factors that influence the supply of and demand for used equipment; economic and other conditions in local, regional and global sectors; the Company’s ability to successfully integrate IronPlanet, and to receive the anticipated benefits of the IronPlanet acquisition; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Form 10-Q for the quarter ended March 31, 2020, which are available on the SEC, SEDAR, and Company websites. The foregoing list is not exhaustive of the factors that may affect the Company’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward looking statements.

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GTV and Selected Condensed Consolidated Financial Information

GTV and Condensed Consolidated Income Statements – First Quarter

(Expressed in thousands of United States dollars, except share, per share amounts and percentages)

(Unaudited)

(in U.S. $000's, except EPS)	Three months ended March 31,
			% Change
	2020	2019	2020 over 2019
GTV	$1,147,025	$1,174,681	(2)%
Revenues:
Service revenues	$183,123	$172,372	6%
Inventory sales revenue	90,132	131,057	(31)%
Total revenues	273,255	303,429	(10)%
Operating expenses:
Costs of services	39,355	36,069	9%
Cost of inventory sold	81,585	120,475	(32)%
Selling, general and administration expenses	98,385	95,184	3%
Acquisition-related costs	-	669	(100)%
Depreciation and amortization expenses	19,293	17,115	13%
Gain on disposition of property, plant and equipment	(47)	(149)	(68)%
Foreign exchange loss	602	478	26%
Total operating expenses	239,173	269,841	(11)%
Operating income	34,082	33,588	1%
Interest expense	(9,182)	(10,816)	(15)%
Other income, net	3,577	2,039	75%
Income before income taxes	28,477	24,811	15%
Income tax expense	5,648	6,639	(15)%
Net income	$22,829	$18,172	26%
Net income attributable to:
Stockholders	$22,809	$18,164	26%
Non-controlling interests	20	8	150%
	$22,829	$18,172	26%
Earnings per share attributable to stockholders:
Basic	$0.21	$0.17	24%
Diluted	$0.21	$0.17	24%
Weighted average number of share outstanding:
Basic	109,248,880	108,765,489	0%
Diluted	110,482,837	110,044,213	0%

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Condensed Consolidated Balance Sheets

(Expressed in thousands of United States dollars, except share data)

(Unaudited)

	March 31, 2020	December 31, 2019

Assets
Cash and cash equivalents	$290,094	$359,671
Restricted cash	65,831	60,585
Trade and other receivables	249,454	142,627
Less: allowance for credit losses	(3,727)	(5,225)
Inventory	61,747	64,956
Other current assets	38,043	50,160
Income taxes receivable	8,027	6,810
Total current assets	709,469	679,584

Property, plant and equipment	477,327	484,482
Other non-current assets	132,476	145,679
Intangible assets	225,291	233,380
Goodwill	670,136	672,310
Deferred tax assets	13,019	13,995
Total assets	$2,227,718	$2,229,430

Liabilities and Equity
Auction proceeds payable	$344,311	$276,188
Trade and other payables	187,783	194,279
Income taxes payable	1,891	7,809
Short-term debt	33,081	4,705
Current portion of long-term debt	16,944	18,277
Total current liabilities	584,010	501,258

Long-term debt	613,536	627,204
Other non-current liabilities	142,569	151,238
Deferred tax liabilities	42,632	42,743
Total liabilities	1,382,747	1,322,443

Commitments and Contingencies (Note 19 and Note 20 respectively)
Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares
authorized, issued and outstanding shares:
108,198,739 (December 31, 2019: 109,337,781)	153,801	194,771
Additional paid-in capital	46,147	52,110
Retained earnings	714,816	714,051
Accumulated other comprehensive loss	(74,959)	(59,099)
Stockholders' equity	839,805	901,833
Non-controlling interest	5,166	5,154
Total stockholders' equity	844,971	906,987
Total liabilities and equity	$2,227,718	$2,229,430

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Condensed Consolidated Statements of Cash Flows

(Expressed in thousands of United States dollars)

(Unaudited)

Three months ended March 31,	2020	2019
Cash provided by (used in):
Operating activities:
Net income	$22,829	$18,172
Adjustments for items not affecting cash:
Depreciation and amortization expenses	19,293	17,115
Stock option compensation expense	1,187	1,539
Equity-classified share unit expense	1,786	2,368
Deferred income tax expense	1,331	1,057
Unrealized foreign exchange (gain) loss	782	(48)
Gain on disposition of property, plant and equipment	(47)	(149)
Amortization of debt issuance costs	756	934
Amortization of right-of-use assets	3,343	2,976
Gain on contingent consideration from equity investment	(1,700)	-
Other, net	1,282	534
Net changes in operating assets and liabilities	(46,710)	27,405
Net cash provided by operating activities	4,132	71,903
Investing activities:
Property, plant and equipment additions	(3,495)	(2,801)
Intangible asset additions	(7,220)	(5,625)
Proceeds on disposition of property, plant and equipment	333	262
Distribution from equity investment	4,212	-
Proceeds on contingent consideration from equity investment	1,700	-
Other, net	(2,804)	-
Net cash used in investing activities	(7,274)	(8,164)
Financing activities:
Share repurchase	(53,170)	-
Dividends paid to stockholders	(21,905)	(19,568)
Issuances of share capital	7,054	1,628
Payment of withholding taxes on issuance of shares	(2,984)	(2,047)
Proceeds from short-term debt	29,069	6,741
Repayment of short-term debt	-	(17,946)
Repayment of long-term debt	(4,236)	(12,235)
Repayment of finance lease obligations	(2,189)	(1,269)
Net cash used in financing activities	(48,361)	(44,696)
Effect of changes in foreign currency rates on
cash, cash equivalents, and restricted cash	(12,828)	(1,376)
Increase (decrease)	(64,331)	17,667
Beginning of period	420,256	305,567
Cash, cash equivalents, and restricted cash, end of period	$355,925	$323,234

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Selected Data

(Unaudited)

Industrial live on site auction metrics

	Three months ended March 31,
			% Change
	2020	2019	2020 over 2019
Number of auctions	30	35	(14)%
Bidder registrations	161,050	143,000	13%
Consignors	10,950	11,550	(5)%
Buyers	29,900	30,750	(3)%
Lots	82,400	86,250	(4)%

Non-GAAP Measures

This news release references to non-GAAP measures. Non-GAAP measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles.

Adjusted Net Debt* and Adjusted Net Debt/Adjusted EBITDA* Reconciliation
The Company believes that comparing adjusted net debt/adjusted EBITDA* on a trailing 12-month basis for different financial periods provides useful information about the performance of the Company’s operations as an indicator of the amount of time it would take the Company to settle both the short and long-term debt. The Company does not consider this to be a measure of liquidity, which is the ability to settle only short-term obligations, but rather a measure of how well the Company funds liquidity.

The following table reconciles adjusted net debt* to debt, adjusted EBITDA* to net income, and adjusted net debt*/adjusted EBITDA* to debt/ net income, respectively, which are the most directly comparable GAAP measures in, or calculated from, our consolidated financial statements.

(in U.S. $ millions, except percentages)	As at and for the 12 months ended March 31,
					% Change
	2020		2019		2020 over 2019
Short-term debt	$33.1		$8.7		280%
Long-term debt	630.5		703.3		(10)%
Debt	663.6		712.0		(7)%
Less: Cash and cash equivalents	290.1		266.5		9%
Adjusted net debt*	373.5		445.5		(16)%
Net income	$153.8		$122.5		26%
Add: depreciation and amortization expenses	72.7		67.5		8%
Add: interest expense	39.6		44.0		(10)%
Less: interest income	(3.8)		(3.4)		12%
Add: income tax expense	40.6		32.4		25%
Pre-tax adjusting items:
Share-based payment expense recovery	(4.1)		-		(100)%
Severance and retention	-		1.5		(100)%
Gain on sale of equity accounted for investment	-		(4.9)		100%
Adjusted EBITDA*	$298.8		$259.6		15%
Debt/net income	4.3	x	5.8	x	(26)%
Adjusted net debt*/adjusted EBITDA*	1.3	x	1.7	x	(24)%

(1)	Please refer to page 10 for a summary of adjusting items for the trailing 12-months ended March 31, 2020 and March 31, 2019.
(2)	Adjusted EBITDA* is calculated by adding back depreciation and amortization expenses, interest expense, and income tax expense, and subtracting interest income from net income excluding the pre-tax effects of adjusting items.
(3)	Adjusted net debt* is calculated by subtracting cash and cash equivalents from short and long-term debt.
(4)	Adjusted net debt*/adjusted EBITDA* is calculated by dividing adjusted net debt* by adjusted EBITDA*.

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Operating Free Cash Flow* (“OFCF”) Reconciliation

The Company believes OFCF*, when compared on a trailing 12-month basis to different financial periods provides an effective measure of the cash generated by the business and provides useful information regarding cash flows remaining for discretionary return to stockholders, mergers and acquisitions, or debt reduction. The balance sheet scorecard includes OFCF* as a performance metric. OFCF* is also an element of the performance criteria for certain annual short-term and long-term incentive awards.

The following table reconciles OFCF* to cash provided by operating activities, which is the most directly comparable GAAP measure in, or calculated from, the consolidated statements of cash flows:

(in U.S. $ millions, except percentages)	12 months ended March 31,
			% Change
	2020	2019	2020 over 2019
Cash provided by operating activities	$265.0	$148.9	78%
Property, plant and equipment additions	14.3	17.1	(16)%
Intangible asset additions	29.0	24.7	17%
Proceeds on disposition of property plant and equipment	(6.0)	(9.8)	(39)%
Net capital spending	$37.3	$32.0	17%
OFCF*	$227.7	$116.9	95%

(1)	OFCF* is calculated by subtracting net capital spending from cash provided by operating activities.

Adjusting items during the trailing 12-months ended March 31, 2020 were:

Recognized in the first quarter of 2020

•	There were no adjustment items recognized in the first quarter of 2020.

Recognized in the fourth quarter of 2019

•	$4.1 million ($3.4 million after tax, or $0.03 per diluted share) in share-based payment expense recovery related to the departure of our former CEO.

Recognized in the third quarter of 2019

•	There were no adjustment items recognized in the third quarter of 2019.

Recognized in the second quarter of 2019

•	There were no adjustment items recognized in the second quarter of 2019.

Adjusting items during the trailing 12-months ended March 31, 2019 were:

Recognized in the first quarter of 2019

•	There were no adjustment items recognized in the first quarter of 2019.

Recognized in the fourth quarter of 2018

•	There were no adjustment items recognized in the fourth quarter of 2018.

Recognized in the third quarter of 2018

•	$1.5 million ($1.1 million after tax, or $0.01 per diluted share) of severance and retention costs in a corporate reorganization that followed the IronPlanet acquisition;
•	$4.9 million ($4.9 million after tax, or $0.04 per diluted share) due to gain on sale of an equity accounted for investment.

Recognized in the second quarter of 2018

•	There were no adjustment items recognized in the second quarter of 2018.

For further information, please contact:

Zaheed Mawani | Vice President, Investor Relations

Phone: 1.778.331.5219 | Email: zmawani@rbauction.com

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